Exhibit 5

CLEARY GOTTLIEB STEEN & HAMILTON LLP	VICTOR I. LEWKOW	CARMINE D. BOCCUZZI, JR.	JARED GERBER
	LESLIE N. SILVERMAN	JEFFREY D. KARPF	COLIN D. LLOYD
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	MICHAEL A. GERSTENZANG	LUKE A. BAREFOOT	NEIL R. MARKEL
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	MICHAEL D. WEINBERGER	MEYER H. FEDIDA	SHIRLEY M. LO
	DAVID LEINWAND	ADRIAN R. LEIPSIC	RESIDENT COUNSEL
	DIANA L. WOLLMAN	ELIZABETH VICENS
	JEFFREY A. ROSENTHAL	ADAM J. BRENNEMAN	LOUISE M. PARENT
	ETHAN A. KLINGSBERG	ARI D. MACKINNON	OF COUNSEL
	MICHAEL D. DAYAN	JAMES E. LANGSTON

April 20, 2018

República Oriental del Uruguay

c/o Ministry of Economy and Finance

C. Correo 1467

11100 Montevideo

Uruguay

Ladies and Gentlemen:

We have acted as special New York counsel to República Oriental del Uruguay (the “Republic”) in connection with the Republic’s offering pursuant to (i) a registration statement (File No. 333-189896) (the “2013 Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), (ii) a registration statement (File No. 333-212464) (the “2016 Registration Statement”), filed with the Commission under Schedule B of the Securities Act and (iii) a registration statement (File no. 333-223463) (the “2018 Registration Statement”), filed with the Commission under Schedule B of the Securities Act of 1933, of U.S.$1,750,000,000 aggregate principal amount of its 4.975% USD Bonds due 2055 (the “Bonds”) which were issued under an indenture dated as of October 27, 2015 (the “Indenture”), between the Republic and The Bank of New York Mellon, as trustee.

The 2013 Registration Statement, the 2016 Registration Statement and the 2018 Registration Statement, as of April 12, 2018, the date on which the most recent Form 18-K/A was filed as an amendment thereto, insofar as they relate to the Bonds (as determined for purposes of Rule 430B(f)(2) under the Securities Act), including the documents incorporated by reference therein, are herein called the “Registration Statements”; the related prospectus dated March 6, 2018 included in the 2018 Registration Statement, including the documents incorporated by reference therein, is herein called the “Base Prospectus”; the preliminary prospectus supplement dated April 12, 2018, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement”; and the related prospectus supplement dated April 12, 2018, as filed with the Commission pursuant to Rule 424(b) under the Securities

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

Act, including the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.”

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statements;

(b)	the Final Prospectus;

(c)	an executed copy of the Indenture;

(d)	an executed copy of authorization certificate related to the Bonds, dated as of April 20, 2018, pursuant to which the terms of the Bonds were established, and

(e)	facsimile copies of the Bonds in global form as executed by the Republic.

In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) that all signatures on all such agreements and documents are genuine, (ii) the accuracy as to factual matters of each document we have reviewed, and (iii) that all agreements and documents we have examined have been duly authorized, executed and delivered pursuant to Uruguayan law.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, assuming the Indenture have been duly authorized, executed and delivered by the parties thereto and the Bonds have been duly authorized by the Republic and duly executed and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the underwriting agreement dated as of April 12, 2018, among the Republic, acting through the Ministry of Economy and BBVA Securities Inc., Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., the Bonds constitute valid, binding and enforceable obligations of the Republic, entitled to the benefits of the Indenture.

In giving the foregoing opinion, (i) we have assumed that each of the Republic and the trustee has satisfied those legal requirements that are applicable to it to the extent necessary to make the Indenture and the Bonds enforceable against the parties thereto (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States or the law of the State of New York that in our experience are normally applicable in relation to the Indenture and the Bonds), (ii) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, and (iii) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We express no opinion as to the enforceability of paragraph 16 of the terms and conditions of the Bonds relating to currency indemnity.

The enforceability in the United States of the waiver of immunities from court jurisdiction and from legal process by the Republic set forth in Section 18(a) of the Underwriting Agreement, Section 9.7 of the 2015 Indenture and paragraph 15(d) of the terms and conditions of the Bonds, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976, as amended. We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which the Republic may become entitled after the date hereof.

We also note that the designations in Section 9.7 of the 2015 Indenture and paragraph 15(b) of the terms and conditions of the Bonds of the U.S. federal courts located in the Borough of Manhattan, the City of New York as the venue for actions or proceedings relating to the Bonds are (notwithstanding the waiver contained in Section 9.7 of the 2015 Indenture and paragraph 15(b) of the terms and conditions of the Bonds) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to Amendment No. 5 to the Republic’s Annual Report on Form 18-K for the Fiscal Year ended December 31, 2016 and to the references to us under the heading “Validity of the Securities” in the Base Prospectus and under the heading “Validity of the Bonds” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are experts with respect to any part of the Registration Statements, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Andrés de la Cruz
Andrés de la Cruz, a Partner